UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2010

Majestic Capital, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2010, Majestic Capital, Ltd. (the Company) issued a news release announcing financial results for the quarter ended September 30, 2010. A copy of the news release is attached hereto as Exhibit 99.1.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 1, 2010, the Company entered into agreements with James Scardino, the Company’s chief executive officer and acting chief financial officer, and Chester Walczyk, the Company’s chief operating officer, terminating their respective written employment agreements with the Company, conditioned on the consummation of the amalgamation (the “Amalgamation”) contemplated by the Agreement and Plan of Merger and Amalgamation, dated September 21, 2010, among the Company, Bayside Equity Holdings LLC (formerly known as Bayside Capital Partners LLC), a Delaware limited liability company (Bayside), and Majestic Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Bayside. Execution of these agreements is a condition to consummation of the Amalgamation. Bayside has advised Mr. Scardino and Mr. Walczyk that, following the Amalgamation, they will be employed “at-will” by Bayside in their current role and responsibilities at a substantially similar wage and benefit level. Mr. Scardino’s and Mr. Walczyk’s respective employment agreements with the Company will remain in full force and effect in accordance with their respective terms until immediately prior to consummation of the Amalgamation or if the Amalgamation is not completed. The above description of the agreements is a summary and is qualified in its entirety by the agreements with Mr. Scardino and Mr. Walczyk, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01. Other Information

Trust Preferred Securities Consent Solicitation

On November 3, 2010, the Company announced that Majestic USA Capital, Inc., a wholly-owed subsidiary of the Company, has commenced a solicitation of consents (the “Consent Solicitation”) from the holders of its Trust Preferred Securities Due 2036 (the “Trust Preferred Securities”)(CUSIP: 12627NAA5). Majestic USA is seeking consents to proposed amendments to certain events of default and covenants in the Indenture, dated November 14, 2006 (the “Indenture”), and Amended Declaration of Trust, dated November 14, 2006 (“Declaration of Trust”), which govern the Trust Preferred Securities. A copy of the press release announcing the Consent Solicitation is attached hereto as Exhibit 99.1.

The Consent Solicitation is being made pursuant to a notice of consent solicitation (the “Notice of Consent Solicitation”) and an accompanying form of consent, which Majestic USA Capital is sending to holders of the Trust Preferred Securities on or about November 4, 2010. The Notice of Consent Solicitation sets forth the complete terms of the Consent Solicitation and is attached hereto as Exhibit 99.2. The adoption of the proposed amendments is a condition to the consummation of the Amalgamation with Bayside.

Reverse Share Split

On November 2, 2010, the Company’s Board of Directors has approved a 1-for-10 reverse share split that will become effective at the close of business on November 4, 2010. The split-adjusted shares of the Company’s common shares will begin trading on the NASDAQ Capital Market on November 5, 2010. The Company’s shares will continue to trade under the symbol “MAJC,” with a “D” added for 20 trading days to signify the reverse share split has occurred. A new CUSIP number has been assigned to the Company’s common shares as a result of the reverse share split.

At the Company’s Annual General Meeting of Shareholders held on May 5, 2010, shareholders voted to approve a proposal authorizing the Board of Directors, at its discretion, to implement a reverse split at a ratio between 1-for-5 and 1-for-10 of the Company’s common and Class B shares without further action by shareholders, and as authorized, the Board of Directors has elected to effect a reverse split at the ratio of 1-for-10.

The primary objective in effecting a reverse split at this time is to enable the Company to maintain the listing of its common shares on the NASDAQ Capital Market. Failure to maintain the Company’s listing on the NASDAQ Capital Market could significantly impact the transferability and issuance of the Company’s common shares under Bermuda law. In addition, the previously announced Agreement and Plan of Merger and Amalgamation, dated September 21, 2010 (the “Amalgamation Agreement”), among the Company, Bayside and Majestic Acquisition Corp. requires the Company to use reasonable efforts to maintain its listing on the NASDAQ Capital Market during the term of the Amalgamation Agreement.

At the effective time of the reverse share split, every 10 of the Company’s pre-split common and Class B shares, par value $0.01 per share, will automatically be consolidated into 1 post-split common or Class B share, par value $0.10 per share. As a result of the reverse split, the number of outstanding common and Class B shares of the Company will be reduced to approximately 1,665,593 and 39,500, respectively, excluding outstanding grants of restricted shares and subject to adjustment for fractional shares. The reverse share split will not affect any shareholder’s ownership percentage of the Company’s common or Class B shares, except to the limited extent that the reverse split would result in any shareholder owning a fractional share. No fractional shares, or cash in lieu of fractional shares, will be issued in connection with the reverse share split; rather, fractional shares will be rounded up to the nearest whole share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination of Employment Agreement Dated May 5, 2009, dated November 1, 2010, by and between Majestic Capital, Ltd. and James J. Scardino.
10.2	Termination of Employment Agreement Dated January 1, 2010, dated November 1, 2010, by and between Majestic Capital, Ltd. and Chester Walczyk.
99.1	News Release of the Company dated November 3, 2010
99.2	Notice of Consent Solicitation, dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majestic Capital, Ltd.

November 3, 2010	By:	/s/ James J. Scardino
James J. Scardino
Chief Executive Officer